The Ensign Group Reports Third Quarter 2024 Results;
Raises Annual Earnings and Revenue Guidance

Conference Call and Webcast scheduled for tomorrow, October 25, 2024 at 10:00 am PT

SAN JUAN CAPISTRANO, California – October 24, 2024 – The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign(TM) group of companies, which provide post-acute healthcare services and invest in the long-term healthcare industry, primarily in skilled nursing and senior living facilities, announced operating results for the third quarter of 2024, reporting GAAP diluted earnings per share of $1.34 and adjusted earnings per share(1) of $1.39, both for the quarter ended September 30, 2024.

Highlights Include:

▪GAAP net income was $78.4 million, an increase of 22.8% over the prior year quarter. Adjusted net income(1) was $81.1 million for the quarter, an increase of 17.7%, over the prior year quarter.

▪GAAP diluted earnings per share for the quarter was $1.34, an increase of 20.7% over the prior year quarter. Adjusted diluted earnings per share(1) was $1.39, an increase of 15.8%, over the prior year quarter.

▪Same Facilities and Transitioning Facilities occupancy increased by 2.8% and 4.8%, respectively, over the prior year quarter. In addition, Same Facilities and Transitioning Facilities occupancy increased by 1.1% and 1.6%, respectively, sequentially over the second quarter.

▪Same Store and Transitioning Facilities skilled service revenue increased by 7.3% and 7.5%, respectively, over the prior year quarter.

▪Same Facilities and Transitioning skilled days increased by 6.1% and 17.0%, respectively, over the prior year quarter. Same Facilities and Transitioning skilled days increased by 2.6% and 3.4%, respectively, sequentially over the second quarter.

▪Same Facilities and Transitioning Facilities managed care revenue increased by 11.2% and 22.4% respectively, over the prior year quarter.

▪Consolidated GAAP and adjusted revenue for the quarter were both $1.08 billion, an increase of 15.0% over the prior year quarter.

▪Standard Bearer(2) revenue was $24.4 million for the quarter, an increase of 16.4% over the prior year quarter. FFO was $14.8 million for the quarter, an increase of 8.6% over the prior year quarter.

(1)See "Reconciliation of GAAP to Non-GAAP Financial Information".
(2)Our Skilled Services and Standard Bearer Segments are defined and outlined in Note 8 on Form 10-Q.

Operating Results

“Our local leaders continue to consistently drive outstanding clinical and financial performance and we are happy to report another record quarter,” said Barry Port, Ensign’s Chief Executive Officer. “We are particularly impressed with these results when we’ve added 53 new operations across several markets in our recently acquired bucket. Our model leans heavily on local clusters and existing operations to support our newly acquired operations, and yet these local clusters have shown their strength by simultaneously integrating the new operations into their clusters while achieving outstanding results in existing operations. More specifically, during the quarter we saw same store occupancies grow to 81.7%, a 2.8% increase over the prior year quarter, establishing new high-water mark for same store occupancy, which is especially noteworthy during a quarter where we historically have experienced seasonally softer occupancies. We also saw skilled mix days increase for both our same store and transitioning operations by 3.3% and 14.1%, respectively, over the prior year quarter. The growth was not due to any one relationship or market but instead, the improvement was across all payors. In addition, our managed care census grew by 9.1% and 23.2% for our same store and transitioning operations, respectively, over the prior year quarter, which is a very important and growing part of our business and points to the trust our leaders are continuing to gain by achieving high quality outcomes,” Port added.

“As we look ahead, we couldn’t be more excited about the opportunity we have to unlock the enormous upside we see in our existing portfolio. One of the keys to our success over time has been to have several paths to achieving consistent results that do not depend on new acquisitions. Our local CEOs and COOs are relentlessly working to improve and adapt to the needs of their markets, and in doing so, they continue to pull various levers to increase skilled mix and drive occupancies towards the levels of dozens of our most mature same store operations, many of which are much higher than our same store average. At the same time, and as we demonstrated this quarter, we are prepared for, and will continue to acquire lower occupancy operations at very attractive prices, which provides a significant long-term ramp with years of upside,” Port said.

Port added, “Due to our solid skilled mix and occupancy growth during the quarter, as well as continued strength from our recent acquisitions, we are raising and narrowing our annual 2024 earnings guidance to between $5.46 to $5.52 per diluted share, up from $5.38 to $5.50 per diluted share. The new midpoint of our 2024 earnings guidance represents an increase of more than 15.1% of our 2023 results and is 32.6% higher than our 2022 results. We are also increasing our annual revenue guidance to between $4.25 billion to $4.26 billion, up from our previous guidance of $4.20 billion to $4.22 billion to account for our current quarter growth and acquisitions we anticipate closing by the end of the year. We are excited about finishing out 2024 and look forward to 2025 with confidence that our partners will continue to manage and innovate while balancing the addition of newly acquired operations."

Speaking to the Company’s growth, Chad Keetch, Ensign’s Chief Investment Officer and Executive Vice President said, “As we expected, we continued to add to our growing portfolio and are very excited about the twelve new operations, including three real estate assets, we added during the quarter and since, bringing the number of operations acquired during the year to 27. We continue to see a very healthy pipeline of new acquisition opportunities and are making progress on several additions that we expect to close in the fourth quarter and into next year. We remain committed, especially in times when there are lots of opportunities in front of us, to rely on a proven set of deal criteria that ensure we remain disciplined and grow in a healthy way. We have and will continue to grow when we see deals that will be accretive to shareholders in both the near- and long-term. We are also excited to build clusters in new states or in markets where we have significant room to add more density and expect additional growth in some of our newer markets in the next several months.”

Suzanne Snapper, Ensign’s Executive Vice President and Chief Financial Officer reported that the Company’s liquidity remains strong with approximately $532.1 million of cash on hand and $572.1 million of available capacity under its line-of-credit. Ms. Snapper also indicated that, “Management’s annual guidance is based on diluted weighted average common shares outstanding of approximately 58.5 million and a 25.0% tax rate. In addition, the guidance assumes, among other things, normalized health insurance costs and management’s current expectations regarding reimbursement rates. It also excludes certain charges that arise outside of the business, acquisition related costs and share-based compensation.”

A discussion of the Company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBT, EBITDA, adjusted EBITDAR, adjusted EBITDA and FFO for Standard Bearer, as well as a reconciliation of GAAP earnings per share, net income to adjusted net income and adjusted net earnings per share appear in the financial data portion of this release. More complete information is contained in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024, which is expected to be filed with the SEC today and can be viewed on the Company’s website at http://www.ensigngroup.net.

Growth and Real Estate Highlights

Mr. Keetch added additional commentary on the Company’s continued acquisition activity. “We were very happy to complete several new acquisitions during the quarter and since across four of our 14 states. We continue to prioritize growth in our established geographies as it allows our clusters to work together with their acute care partners to provide a comprehensive solution to their healthcare needs. In particular, we are very excited to grow in Colorado where we have deep and long-standing relationships with the healthcare community.

The recent acquisitions include the following leased operations:

•Prairie Ridge Health and Rehabilitation, a 102-bed skilled nursing facility located in Overland Park, Kansas;

•City Park Healthcare and Rehabilitation Center, a 125-bed skilled nursing facility located in Denver, Colorado;

•Desert Willow Health and Rehabilitation Center, a 106-bed skilled nursing facility located in Pueblo, Colorado;

•Junction Creek Health and Rehabilitation Center, a 133-bed skilled nursing facility located in Durango, Colorado;

•Pelican Pointe Health and Rehabilitation Center, a 104-bed skilled nursing facility located in Windsor, Colorado;

•Riverbend Health and Rehabilitation Center, a 100-bed skilled nursing facility located in Loveland, Colorado;

•Broadview Health and Rehabilitation Center, a 100-bed skilled nursing facility located in Greeley, Colorado;

•Westlake Lodge Health and Rehabilitation Center, a 107-bed skilled nursing facility located in Greeley, Colorado; and

•Linden Place Health and Rehabilitation Center, a 110-bed skilled nursing facility located in Longmont, Colorado.

Standard Bearer also announced the following real estate acquisitions, all of which are operated by an Ensign-affiliate effective as of the acquisition date:

•Holly Heights Care and Rehabilitation, a 133-bed skilled nursing facility located in Denver, Colorado;

•Greater Southside Health and Rehabilitation, a 76-bed skilled nursing facility located in Des Moines, Iowa; and

•St. Joseph Rehabilitation and Care Center and Skyview Villa Assisted Living, a healthcare campus with 83 bed skilled nursing beds and 20 assisted living units in Norfolk, Nebraska.

Ensign's growing portfolio consists of 323 healthcare operations, 30 of which also include senior living operations, across 14 states. Ensign now owns 122 real estate assets, 92 of which it operates. Keetch noted that Ensign’s overall strategy will continue to include both leasing and acquiring the real estate and that the Company is actively looking for performing and underperforming operations in several states.

The Company continues to provide additional disclosure on Standard Bearer, which is comprised of 117 owned properties. Of these assets, 88 are leased to an Ensign-affiliated operator and 30 are leased to third-party operators. Keetch noted that each of these properties are subject to triple-net, long-term leases and generated rental revenue of $24.4 million for the quarter, of which $20.2 million was derived from Ensign affiliated operations. For the quarter, Ensign reported $14.8 million in FFO.

The Company paid a quarterly cash dividend of $0.06 per share of Ensign common stock. Ms. Snapper noted that the Company’s liquidity remains strong and that the Company plans to continue its long history of paying dividends into the future, noting that in December of 2023, the Company increased the annual dividend for the 21st consecutive year.

Conference Call

A live webcast will be held Friday, October 25, 2024, at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s third quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded and will be available for replay via the website until 5:00 p.m. Pacific time on Friday, November 29, 2024.

About Ensign™

The Ensign Group, Inc.'s independent subsidiaries provide a broad spectrum of skilled nursing and senior living services, physical, occupational and speech therapies and other rehabilitative and healthcare services at 323 healthcare facilities in Arizona, California, Colorado, Idaho, Iowa, Kansas, Nebraska, Nevada, South Carolina, Tennessee, Texas, Utah, Washington and Wisconsin. As part of its investment strategy, the Company will also acquire, lease and own healthcare real estate to service the post-acute care continuum through acquisition and investment opportunities in healthcare properties. Ensign’s new business venture operating subsidiaries also offer several other post-acute-related services, including mobile x-ray, emergency and non-emergency transportation services, long-term care pharmacy and other consulting services also across several states. Each of these operations is operated by a separate, independent subsidiary that has its own management, employees and assets. References herein to the consolidated "Company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the Service Center, Standard Bearer or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the Company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Additionally, our business and operations continue to be impacted by the unprecedented nature of the changes in the regulations and environment, as such, we are unable to predict the full extent and duration of the financial impact of these changes on our business, financial condition and results of operations. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q and 10-K, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands, except per share data)
REVENUE
Service revenue	$1,076,092	$935,324	$3,111,151	$2,733,343
Rental revenue	5,684	5,467	17,082	15,634
TOTAL REVENUE	$1,081,776	$940,791	$3,128,233	$2,748,977
Expense:
Cost of services	859,992	741,069	2,479,615	2,160,080
Rent—cost of services	54,792	50,357	159,940	146,754
General and administrative expense	56,180	51,127	169,532	156,448
Depreciation and amortization	21,474	18,446	61,619	53,154
TOTAL EXPENSES	$992,438	$860,999	$2,870,706	$2,516,436
Income from operations	89,338	79,792	257,527	232,541
Other income (expense):
Interest expense	(2,024)	(2,024)	(6,028)	(6,083)
Interest income	7,607	5,259	21,151	12,785
Other income (expense)	3,753	(982)	7,686	2,237
Other income, net	$9,336	$2,253	$22,809	$8,939
Income before provision for income taxes	98,674	82,045	280,336	241,480
Provision for income taxes	20,107	18,077	61,628	53,453
NET INCOME	$78,567	$63,968	$218,708	$188,027
Less: net income attributable to noncontrolling interests	123	105	422	319
Net income attributable to The Ensign Group, Inc.	$78,444	$63,863	$218,286	$187,708

NET INCOME PER SHARE ATTRIBUTABLE TO THE ENSIGN GROUP INC.
Basic	$1.38	$1.14	$3.86	$3.38
Diluted	$1.34	$1.11	$3.76	$3.28
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	56,776	55,829	56,553	55,582
Diluted	58,444	57,337	58,125	57,245

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$532,066	$509,626
Accounts receivable—less allowance for doubtful accounts of $9,822 and $9,348 at September 30, 2024 and December 31, 2023, respectively	554,091	485,039
Investments—current	38,969	17,229
Prepaid income taxes	25,960	3,830
Prepaid expenses and other current assets	45,844	31,206
Total current assets	$1,196,930	$1,046,930
Property and equipment, net	1,217,689	1,090,771
Right-of-use assets	1,904,181	1,756,430
Insurance subsidiary deposits and investments	115,496	92,687
Deferred tax assets	65,193	67,124
Restricted and other assets	45,753	40,205
Intangible assets, net	6,676	6,525
Goodwill	77,241	76,869
TOTAL ASSETS	$4,629,159	$4,177,541
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$90,274	$92,811
Accrued wages and related liabilities	353,563	332,568
Lease liabilities—current	93,868	82,526
Accrued self-insurance liabilities—current	57,989	54,664
Other accrued liabilities	169,195	168,228
Current maturities of long-term debt	4,051	3,950
Total current liabilities	$768,940	$734,747
Long-term debt—less current maturities	142,577	145,497
Long-term lease liabilities—less current portion	1,777,566	1,639,326
Accrued self-insurance liabilities—less current portion	126,037	111,246
Other long-term liabilities	63,092	49,408
Total equity	1,750,947	1,497,317
TOTAL LIABILITIES AND EQUITY	$4,629,159	$4,177,541

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:

	Nine Months Ended September 30,
	2024	2023

NET CASH PROVIDED BY/(USED IN):
Operating activities	$246,730	$291,397
Investing activities	(223,465)	(137,754)
Financing activities	(825)	(2,043)
Net increase in cash and cash equivalents	$22,440	$151,600
Cash and cash equivalents beginning of period	509,626	316,270
Cash and cash equivalents at end of period	$532,066	$467,870

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles GAAP net income to Non-GAAP net income for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income attributable to The Ensign Group, Inc.	$78,444	$63,863	$218,286	$187,708
Non-GAAP adjustments
Stock-based compensation expense(a)	9,183	7,237	26,406	22,691
Litigation(b)	(555)	2,783	(1,425)	1,965
Cost of services - loss on long-lived assets and gain on business interruption recoveries	486	(259)	2,335	(1,009)
Cost of services - acquisition related costs(c)	239	150	518	722
General and administrative - costs incurred related to system implementations	89	—	2,522	875
Depreciation and amortization - patient base(d)	236	135	449	182
Provision for income taxes on Non-GAAP adjustments(e)	(6,981)	(4,946)	(16,157)	(13,274)
Non-GAAP Net Income	$81,141	$68,963	$232,934	$199,860

Average number of diluted shares outstanding	58,444	57,337	58,125	57,245

Diluted Earnings Per Share	$1.34	$1.11	$3.76	$3.28

Adjusted Diluted Earnings Per Share	$1.39	$1.20	$4.01	$3.49

Footnotes:
(a) Represents stock-based compensation expense incurred.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cost of services	$6,007	$5,053	$17,326	$15,271
General and administrative	3,176	2,184	9,080	7,420
Total Non-GAAP adjustment	$9,183	$7,237	$26,406	$22,691

(b) Represents specific proceedings and adjustments arising outside of the ordinary course of business.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cost of services	$—	$—	$(1,634)	$(818)
General and administrative	(555)	2,783	209	2,783
Total Non-GAAP adjustment	$(555)	$2,783	$(1,425)	$1,965

(c) Represents costs incurred to acquire operations that are not capitalizable.
(d) Represents amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.
(e) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0%.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Consolidated Statements of Income Data:
Net income	$78,567	$63,968	$218,708	$188,027
Less: Net income attributable to noncontrolling interests	123	105	422	319
Interest income	7,607	5,259	21,151	12,785
Add: Provision for income taxes	20,107	18,077	61,628	53,453
Depreciation and amortization	21,474	18,446	61,619	53,154
Interest expense	2,024	2,024	6,028	6,083
EBITDA	$114,442	$97,151	$326,410	$287,613
Adjustments to EBITDA:
Stock-based compensation expense	9,183	7,237	26,406	22,691
Litigation(a)	(555)	2,783	(1,425)	1,965
Loss on long-lived assets and gain on business interruption recoveries	486	(259)	2,335	(1,009)
Acquisition related costs(b)	239	150	518	722
Costs incurred related to system implementations	89	—	2,522	875
ADJUSTED EBITDA	$123,884	$107,062	$356,766	$312,857
Rent—cost of services	54,792	50,357	159,940	146,754
ADJUSTED EBITDAR	$178,676		$516,706

(a) Litigation relates to specific proceedings and adjustments arising outside of the ordinary course of business.
(b) Costs incurred to acquire operations that are not capitalizable.

The table below reconciles income before provision for income taxes to Adjusted EBT for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Consolidated statements of income data:	(In thousands)
Income before provision for income taxes	$98,674	$82,045	$280,336	$241,480
Stock-based compensation expense	9,183	7,237	26,406	22,691
Litigation(a)	(555)	2,783	(1,425)	1,965
Loss on long-lived assets and gain on business interruption recoveries	486	(259)	2,335	(1,009)
Acquisition related costs(b)	239	150	518	722
Costs incurred related to system implementations	89	—	2,522	875
Depreciation and amortization - patient base(c)	236	135	449	182
ADJUSTED EBT	$108,352	$92,091	$311,141	$266,906
(a) Litigation relates to specific proceedings and adjustments arising outside of the ordinary course of business.
(b) Costs incurred to acquire operations that are not capitalizable.
(c) Included in depreciation and amortization are amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.

THE ENSIGN GROUP, INC.
UNAUDITED SELECT PERFORMANCE INDICATORS

The following tables summarize our selected performance indicators for our skilled services segment along with other statistics, for each of the dates or periods presented:

	Three Months Ended September 30,
	2024	2023	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$1,033,113	$902,967	$130,146	14.4%
Number of facilities at period end	282	258	24	9.3%
Number of campuses at period end(1)	29	26	3	11.5%
Actual patient days	2,407,709	2,190,540	217,169	9.9%
Occupancy percentage — Operational beds	80.9%	78.9%	2.0%	2.5%
Skilled mix by nursing days	29.7%	29.1%	0.6%	2.1%
Skilled mix by nursing revenue	48.5%	48.4%	0.1%	0.2%

	Three Months Ended September 30,
	2024	2023	Change	% Change

SAME FACILITY RESULTS:(2)	(Dollars in thousands)
Skilled services revenue	$756,424	$705,059	$51,365	7.3%
Number of facilities at period end	193	193	—	—%
Number of campuses at period end(1)	25	25	—	—%
Actual patient days	1,743,823	1,696,360	47,463	2.8%
Occupancy percentage — Operational beds	81.7%	79.5%	2.2%	2.8%
Skilled mix by nursing days	31.6%	30.6%	1.0%	3.3%
Skilled mix by nursing revenue	50.2%	49.6%	0.6%	1.2%

	Three Months Ended September 30,
	2024	2023	Change	% Change

TRANSITIONING FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$127,869	$118,904	$8,965	7.5%
Number of facilities at period end	40	40	—	—%
Number of campuses at period end(1)	1	1	—	—%
Actual patient days	337,906	330,468	7,438	2.3%
Occupancy percentage — Operational beds	76.9%	73.4%	3.5%	4.8%
Skilled mix by nursing days	21.8%	19.1%	2.7%	14.1%
Skilled mix by nursing revenue	38.9%	35.3%	3.6%	10.2%

	Three Months Ended September 30,
	2024	2023	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(4)	(Dollars in thousands)
Skilled services revenue	$148,820	$77,978	$70,842	NM
Number of facilities at period end	49	24	25	NM
Number of campuses at period end(1)	3	—	3	NM
Actual patient days	325,980	159,694	166,286	NM
Occupancy percentage — Operational beds	81.3%	84.3%	NM	NM
Skilled mix by nursing days	28.0%	35.3%	NM	NM
Skilled mix by nursing revenue	47.8%	57.2%	NM	NM

	Three Months Ended September 30,
	2024	2023	Change	% Change

FACILITY CLOSED RESULTS:(5)	(Dollars in thousands)
Skilled services revenue	$—	$1,026	$(1,026)	NM
Actual patient days	—	4,018	(4,018)	NM
Occupancy percentage — Operational beds	—%	82.8%	NM	NM
(1)Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(2)Same Facility results represent all facilities purchased prior to January 1, 2021.
(3)Transitioning Facility results represent all facilities purchased from January 1, 2021 to December 31, 2022.
(4)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2023.
(5)Facility Closed results represent one closed operation during 2024 due to the transitioning of an intermediate care facility program to group home setting, which is included in All Other category. The operation revenue was excluded from Same Facilities results for the three months ended September 30, 2023 for comparison purposes.

	Nine Months Ended September 30,
	2024	2023	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$2,994,000	$2,638,090	$355,910	13.5%
Number of facilities at period end	282	258	24	9.3%
Number of campuses at period end(1)	29	26	3	11.5%
Actual patient days	6,962,308	6,363,107	599,201	9.4%
Occupancy percentage — Operational beds	80.4%	78.3%	2.1%	2.7%
Skilled mix by nursing days	30.2%	30.7%	(0.5)%	(1.6)%
Skilled mix by nursing revenue	48.8%	50.6%	(1.8)%	(3.6)%

	Nine Months Ended September 30,
	2024	2023	Change	% Change

SAME FACILITY RESULTS:(2)	(Dollars in thousands)
Skilled services revenue	$2,244,572	$2,096,752	$147,820	7.0%
Number of facilities at period end	193	193	—	—%
Number of campuses at period end(1)	25	25	—	—%
Actual patient days	5,157,784	5,000,020	157,764	3.2%
Occupancy percentage — Operational beds	81.2%	79.0%	2.2%	2.8%
Skilled mix by nursing days	31.8%	32.1%	(0.3)%	(0.9)%
Skilled mix by nursing revenue	50.2%	51.6%	(1.4)%	(2.7)%

	Nine Months Ended September 30,
	2024	2023	Change	% Change

TRANSITIONING FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$374,989	$350,048	$24,941	7.1%
Number of facilities at period end	40	40	—	—%
Number of campuses at period end(1)	1	1	—	—%
Actual patient days	995,438	969,585	25,853	2.7%
Occupancy percentage — Operational beds	75.5%	72.6%	2.9%	4.0%
Skilled mix by nursing days	21.7%	20.9%	0.8%	3.8%
Skilled mix by nursing revenue	38.4%	38.7%	(0.3)%	(0.8)%

	Nine Months Ended September 30,
	2024	2023	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(4)	(Dollars in thousands)
Skilled services revenue	$373,865	$188,216	$185,649	NM
Number of facilities at period end	49	24	25	NM
Number of campuses at period end(1)	3	—	3	NM
Actual patient days	807,004	379,708	427,296	NM
Occupancy percentage — Operational beds	82.0%	85.2%	NM	NM
Skilled mix by nursing days	30.3%	38.3%	NM	NM
Skilled mix by nursing revenue	51.0%	61.2%	NM	NM

	Nine Months Ended September 30,
	2024	2023	Change	% Change

FACILITY CLOSED RESULTS:(5)	(Dollars in thousands)
Skilled services revenue	$574	$3,074	$(2,500)	NM
Actual patient days	2,082	13,794	(11,712)	NM
Occupancy percentage — Operational beds	52.6%	90.7%	NM	NM
(1)Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(2)Same Facility results represent all facilities purchased prior to January 1, 2021.
(3)Transitioning Facility results represent all facilities purchased from January 1, 2021 to December 31, 2022.
(4)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2023.
(5)Facility Closed results represent a closed operation during the nine months ended September 30, 2024 due to the transitioning of an intermediate care facility program to group home setting, which is included in All Other category. The operation revenue was excluded from Same Facilities results for the nine months ended September 30, 2024 and 2023 for comparison purposes.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR
(Unaudited)

The following tables reflect the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate(1):

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2024	2023	2024	2023	2024	2023	2024	2023

SKILLED NURSING AVERAGE DAILY REVENUE RATES
Medicare	$751.70	$719.45	$703.43	$682.72	$836.11	$861.36	$761.27	$735.66
Managed care	553.94	543.40	525.98	529.60	582.80	626.63	553.85	546.36
Other skilled	631.53	581.59	566.54	484.78	618.15	424.56	625.47	562.61
Total skilled revenue	635.52	612.95	609.64	586.49	724.79	746.45	644.15	622.12
Medicaid	292.95	277.34	272.74	256.72	305.33	297.45	291.49	275.09
Private and other payors	280.39	262.53	240.69	237.31	328.69	348.46	280.84	262.97
Total skilled nursing revenue	$399.86	$378.34	$342.49	$317.22	$425.50	$460.15	$395.24	$374.85
(1) The rates are based on contractually agreed-upon amounts or rates, excluding the estimates of variable consideration under the revenue recognition standard, Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606 and state relief funding during the three months ended September 30, 2023.

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2024	2023	2024	2023	2024	2023	2024	2023

SKILLED NURSING AVERAGE DAILY REVENUE RATES
Medicare	$748.98	$713.73	$698.74	$670.68	$846.75	$859.42	$759.90	$724.85
Managed care	550.36	529.39	524.39	518.66	585.08	613.87	550.73	532.41
Other skilled	623.28	592.05	516.66	494.20	610.19	480.91	613.37	576.60
Total skilled revenue	632.93	610.20	599.35	588.55	736.74	751.07	641.47	618.43
Medicaid	295.40	272.75	270.47	248.33	303.66	286.80	292.35	269.05
Private and other payors	280.71	262.31	249.88	237.21	331.04	347.78	281.39	261.99
Total skilled nursing revenue	$401.33	$380.01	$339.45	$318.15	$437.60	$469.52	$396.61	$375.58
(1) The rates are based on contractually agreed-upon amounts or rates, excluding the estimates of variable consideration under the revenue recognition standard, Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606 and state relief funding during the nine months ended September 30, 2023.

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the periods presented:

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2024	2023	2024	2023	2024	2023	2024	2023

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	20.1%	20.7%	19.9%	17.3%	29.9%	40.9%	21.5%	22.0%
Managed care	20.7	20.2	14.5	13.1	12.7	12.1	18.8	18.6
Other skilled	9.4	8.7	4.5	4.9	5.2	4.2	8.2	7.8
Skilled mix	50.2%	49.6%	38.9%	35.3%	47.8%	57.2%	48.5%	48.4%
Private and other payors	7.4	7.9	8.3	9.4	8.4	6.5	7.6	8.0
Medicaid	42.4	42.5	52.8	55.3	43.8	36.3	43.9	43.6
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2024	2023	2024	2023	2024	2023	2024	2023

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	10.7%	10.9%	9.7%	8.0%	15.2%	21.9%	11.2%	11.2%
Managed care	14.9	14.1	9.4	7.8	9.2	8.9	13.4	12.7
Other skilled	6.0	5.6	2.7	3.3	3.6	4.5	5.1	5.2
Skilled mix	31.6%	30.6%	21.8%	19.1%	28.0%	35.3%	29.7%	29.1%
Private and other payors	10.5	11.5	11.9	12.5	11.0	8.5	10.8	11.5
Medicaid	57.9	57.9	66.3	68.4	61.0	56.2	59.5	59.4
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2024	2023	2024	2023	2024	2023	2024	2023

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	20.7%	22.9%	19.5%	21.4%	33.4%	43.4%	22.1%	24.2%
Managed care	20.4	20.1	14.2	12.1	13.1	13.4	18.7	18.5
Other skilled	9.1	8.6	4.7	5.2	4.5	4.4	8.0	7.9
Skilled mix	50.2%	51.6%	38.4%	38.7%	51.0%	61.2%	48.8%	50.6%
Private and other payors	7.2	7.5	8.7	8.8	7.8	6.2	7.5	7.6
Medicaid	42.6	40.9	52.9	52.5	41.2	32.6	43.7	41.8
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2024	2023	2024	2023	2024	2023	2024	2023

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	11.1%	12.2%	9.5%	10.2%	17.2%	23.7%	11.6%	12.6%
Managed care	14.9	14.4	9.2	7.4	9.8	10.2	13.5	13.1
Other skilled	5.8	5.5	3.0	3.3	3.3	4.4	5.1	5.0
Skilled mix	31.8%	32.1%	21.7%	20.9%	30.3%	38.3%	30.2%	30.7%
Private and other payors	10.4	11.0	12.0	11.8	10.3	8.3	10.6	10.9
Medicaid	57.8	56.9	66.3	67.3	59.4	53.4	59.2	58.4
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
UNAUDITED REVENUE BY PAYOR SOURCE

The following tables set forth our service revenue by payor source and as a percentage of total service revenue for the periods presented:

	Three Months Ended September 30,
	2024		2023
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)(2)	$425,642	39.6%	$374,838	40.1%
Medicare	263,594	24.5	237,531	25.4
Medicaid — skilled	65,907	6.1	62,452	6.6
Total Medicaid and Medicare	$755,143	70.2%	$674,821	72.1%
Managed care	202,528	18.8	170,747	18.3
Private and other(3)	118,421	11.0	89,756	9.6
SERVICE REVENUE	$1,076,092	100.0%	$935,324	100.0%
(1) Medicaid payor includes revenue for senior living operations.
(2) Medicaid payor includes revenue related to state relief funding during the three months ended September 30, 2023.
(3) Private and other also includes revenue from senior living operations and all revenue generated in other ancillary services.

	Nine Months Ended September 30,
	2024		2023
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$1,227,565	39.5%	$1,074,883	39.3%
Medicare	788,046	25.3	733,335	26.8
Medicaid — skilled	192,185	6.2	182,394	6.7
Total Medicaid and Medicare	$2,207,796	71.0%	$1,990,612	72.8%
Managed care	581,654	18.7	488,511	17.9
Private and other(2)	321,701	10.3	254,220	9.3
SERVICE REVENUE	$3,111,151	100.0%	$2,733,343	100.0%
(1) Medicaid payor includes revenue for senior living operations.
(2) Medicaid payor includes revenue related to state relief funding during the nine months ended September 30, 2023.
(3) Private and other also includes revenue from senior living operations and all revenue generated in other ancillary services.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION BY SEGMENT
(In thousands)

Skilled Services

The table below reconciles net income to EBITDA and Adjusted EBITDA for the skilled services reportable segment for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Statements of Income Data:
Segment income(a)	$128,489	$117,816	$377,483	$348,169
Depreciation and amortization	11,541	9,936	32,988	28,417
EBITDA	$140,030	$127,752	$410,471	$376,586
Adjustments to EBITDA:
Stock-based compensation expense	5,783	4,879	16,690	14,740
Litigation(b)	—	—	2,100	—
Gain on business interruption recoveries	—	(259)	—	(1,009)
ADJUSTED EBITDA	$145,813	$132,372	$429,261	$390,317

(a)    Segment income reflects profit or loss from operations before provision for income taxes and impairment charges from operations. General and administrative expenses are not allocated to the skilled services segment for purposes of determining segment profit or loss.
(b)     Litigation relates to specific proceedings arising outside of the ordinary course of business.
Standard Bearer
The following table sets forth details of operating results for our revenue and earnings, and their respective components, by Standard Bearer for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Rental revenue generated from third-party tenants	$4,195	$4,004	$12,588	$11,576
Rental revenue generated from Ensign's independent subsidiaries	20,234	16,976	57,396	49,035
TOTAL RENTAL REVENUE	$24,429	$20,980	$69,984	$60,611
Segment income(a)	7,274	7,165	21,892	21,517
Depreciation and amortization	7,484	6,429	21,479	18,528
FFO(b)	$14,758	$13,594	$43,371	$40,045

(a) Segment income reflects profit or loss from operations before provision for income taxes, excluding gain or loss from sale of real estate, insurance recoveries and impairment of long-lived assets. Included in Standard Bearer expenses for the three and nine months ended September 30, 2024 is the management fee of $1.5 million and $4.2 million, respectively, and interest of $5.5 million and $14.8 million, respectively, from intercompany agreements between Standard Bearer and the Company and its independent subsidiaries, including the Service Center. Included in Standard Bearer expenses for the three and nine months ended September 30, 2023 is the management fee of $1.3 million and $3.7 million, respectively, and interest of $3.4 million and $9.1 million, respectively, from intercompany agreements between Standard Bearer and the Company and its independent subsidiaries, including the Service Center.
(b) FFO, in accordance with the definition used by the National Association of Real Estate Investment Trusts, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains or losses from sale of real estate, insurance recoveries related to real estate and impairment of long-lived assets, while including depreciation and amortization related to real estate to earnings.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization and (d) interest expense. Adjusted EBITDA consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization, (d) interest expense, (e) stock-based compensation expense, (f) acquisition related costs, (g) costs incurred related to system implementations, (h) litigation arising outside of the ordinary course of business and (i) loss on long-lived assets and gain on business interruption recoveries. Adjusted EBITDAR consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization, (d) interest expense, (e) rent-cost of services, (f) stock-based compensation expense, (g) acquisition related costs, (h) costs incurred related to system implementations, (i) litigation arising outside of the ordinary course of business and (j) loss on long-lived assets and gain on business interruption recoveries. Adjusted EBT consists of net income before (a) provision for income taxes, (b) stock-based compensation expense, (c) acquisition related costs, (d) costs incurred related to system implementations, (e) litigation arising outside of the ordinary course of business, (f) loss on long-lived assets and gain on business interruption recoveries and (g) depreciation and amortization of patient base intangible assets. Funds from Operations (FFO) for our Standard Bearer segment consists of segment income, excluding depreciation and amortization related to real estate, gains or losses from the sale of real estate, insurance recoveries related to real estate and impairment of long-lived assets. The Company believes that the presentation of adjusted net income, adjusted earnings per share, EBITDA, adjusted EBITDA, adjusted EBT and FFO provides important supplemental information to management and investors to evaluate the Company’s operating performance. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP. This measure is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. The Company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA, adjusted EBITDAR, adjusted EBT and FFO has substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financials" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.